GLEN RAUCH FUNDS


                                     BYLAWS


                             DATED OCTOBER 10, 2000



                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I

PRINCIPAL OFFICE...............................................................1

ARTICLE II

OFFICERS AND THEIR ELECTION....................................................1
    Section 2.01 Officers......................................................1
    Section 2.02 Election of Officers..........................................1
    Section 2.03 Resignations..................................................1

ARTICLE III

POWERS AND DUTIES OF OFFICERS AND TRUSTEES.....................................1
    Section 3.01 Management of the Trust.......................................1
    Section 3.02 Executive And Other Committees................................2
    Section 3.03 Compensation..................................................2
    Section 3.04 Chairman of the Board of Trustees.............................2
    Section 3.05 President.....................................................2
    Section 3.06 Treasurer.....................................................2
    Section 3.07 Secretary.....................................................2
    Section 3.08 Vice President................................................2
    Section 3.09 Assistant Treasurer...........................................3
    Section 3.10 Assistant Secretary...........................................3
    Section 3.11 Subordinate Officers..........................................3
    Section 3.12 Surety Bonds..................................................3
    Section 3.13 Removal.......................................................3
    Section 3.14 Remuneration..................................................3


ARTICLE IV

SHAREHOLDERS' MEETINGS.........................................................4
    Section 4.01 Special Meetings..............................................4
    Section 4.02 Notices.......................................................4
    Section 4.03 Voting-Proxies................................................4
    Section 4.04 Place of Meeting..............................................5
    Section 4.05 Action Without a Meeting......................................5
    Section 4.06 Abstentions and Broker Non-Votes..............................5

ARTICLE V

TRUSTEES' MEETINGS.............................................................5
    Section 5.01 Special Meetings..............................................5
    Section 5.02 Regular Meetings..............................................5
    Section 5.03 Quorum........................................................5
    Section 5.04 Notice........................................................5
    Section 5.05 Place of Meeting..............................................6
    Section 5.06 Special Action................................................6
    Section 5.07 Action by Consent.............................................6
    Section 5.08 Participation in Meetings By Conference Telephone.............6

ARTICLE VI

FISCAL YEAR; REGISTERED OFFICE AND REGISTERED AGENT............................6
    Section 6.01 Fiscal Year...................................................6
    Section 6.02 Registered Office and Registered Agent........................6

ARTICLE VII

INSPECTION OF BOOKS............................................................6

ARTICLE VIII

INSURANCE OF OFFICERS, TRUSTEES, AND EMPLOYEES.................................7

ARTICLE IX

SEAL...........................................................................7



                                GLEN RAUCH FUNDS

                                     BYLAWS

                  These Bylaws of Glen Rauch Funds (the "Trust"), a Delaware business trust, are subject to the Declaration of Trust of the Trust, originally adopted on October 10, 2000, and as from time to time amended, supplemented or restated (the "Declaration of Trust"). Capitalized terms used herein which are defined in the Declaration of Trust are used as therein defined.

                                    ARTICLE I
                                PRINCIPAL OFFICE

                  The principal office of the Trust shall be located in at 44 Wall Street, New York, N.Y. 10005, or such other location as the Trustees may, from time to time, determine. The Trust may establish and maintain such other offices and places of business as the Trustees may, from time to time, determine.

                                   ARTICLE II
                           OFFICERS AND THEIR ELECTION

                  SECTION 2.01 OFFICERS. The officers of the Trust shall be a President, a Treasurer, a Secretary, and such other officers as the Trustees may from time to time elect. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents. It shall not be necessary for any Trustee or other officer to be a holder of Shares in the Trust.

                  SECTION 2.02 ELECTION OF OFFICERS. The Treasurer and Secretary shall be chosen by the Trustees. The President shall be chosen by and from the Trustees. Two or more offices may be held by a single person except the offices of President and Secretary. Subject to the provisions of Section 3.13 hereof the President, the Treasurer and the Secretary shall each hold office until their successors are chosen and qualified and all other officers shall hold office at the pleasure of the Trustees.

                  SECTION 2.03 RESIGNATIONS. Any officer of the Trust may resign, notwithstanding Section 2.02 hereof, by filing a written resignation with the President, the Trustees or the Secretary, which resignation shall take effect on being so filed or at such time as may be therein specified.

                                   ARTICLE III
                   POWERS AND DUTIES OF OFFICERS AND TRUSTEES

                  SECTION 3.01 MANAGEMENT OF THE TRUST. The business and affairs of the Trust shall be managed by, or under the direction of the Trustees, and they shall have all powers necessary and desirable to carry out their responsibilities, so far as such powers are not inconsistent with the laws of the State of Delaware, the Declaration of Trust or with these Bylaws.

                  SECTION 3.02 EXECUTIVE AND OTHER COMMITTEES. The Trustees may elect from their own number an executive committee, which shall have any or all of the powers of the Board of Trustees while the Board of Trustees is not in session. The Trustees may also elect from their own number other committees from time to time. The number composing such committees and the powers conferred upon the same are to be determined by vote of a majority of the Trustees. All members of such committees shall hold such offices at the pleasure of the Trustees, and the Trustees may abolish any of the committees at any time. Any committee to which the Trustees delegate any of their powers or duties shall keep records of its meetings and shall report its actions to the Trustees. The Trustees shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

                  SECTION 3.03 COMPENSATION. Each Trustee and each committee member may receive such compensation for his services and reimbursement for his expenses as may be fixed from time to time by resolution of the Trustees.

                  SECTION 3.04 CHAIRMAN OF THE BOARD OF TRUSTEES. The Trustees may appoint from among their number a Chairman who shall serve as such at the pleasure of the Trustees. When present, he shall preside at all meetings of the Shareholders and the Trustees, and he may, subject to the approval of the Trustees, appoint a Trustee to preside at such meetings in his absence. He shall perform such other duties as the Trustees may from time to time designate.

                  SECTION 3.05 PRESIDENT. The President shall be the chief executive officer of the Trust and, subject to the direction of the Trustees, shall have general administration of the business and policies of the Trust. Except as the Trustees may otherwise order, the President shall have the power to grant, issue, execute or sign such powers of attorney, process, agreements or other documents as may be deemed advisable or necessary in the furtherance of the interests of the Trust or any Series thereof. He shall also have the power to employ attorneys, accountants and other advisors and agents and counsel for the Trust. The President shall perform such duties additional to all of the foregoing as the Trustees may from time to time designate.

                  SECTION 3.06 TREASURER. The Treasurer shall be the principal financial and accounting officer of the Trust. He shall deliver all funds and securities of the Trust which may come into his hands to such company as the Trustees shall employ as Custodian in accordance with the Declaration of Trust and applicable provisions of law. He shall make annual reports regarding the business and condition of the Trust, which reports shall be preserved in Trust records, and he shall furnish such other reports regarding the business and condition of the Trust as the Trustees may from time to time require. The Treasurer shall perform such additional duties as the Trustees may from time to time designate.

                  SECTION 3.07 SECRETARY. The Secretary shall record in books kept for the purpose all votes and proceedings of the Trustees and the Shareholders at their respective meetings. He shall have the custody of the seal of the Trust. The Secretary shall perform such additional duties as the Trustees may from time to time designate.

                  SECTION 3.08 VICE PRESIDENT. Any Vice President of the Trust shall perform such duties as the Trustees or the President may from time to time designate. At the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents) present and able to act may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

                  SECTION 3.09 ASSISTANT TREASURER. Any Assistant Treasurer of the Trust shall perform such duties as the Trustees or the Treasurer may from time to time designate, and, in the absence of the Treasurer, the senior Assistant Treasurer, present and able to act, may perform all the duties of the Treasurer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.

                  SECTION 3.10 ASSISTANT SECRETARY. Any Assistant Secretary of the Trust shall perform such duties as the Trustees or the Secretary may from time to time designate, and, in the absence of the Secretary, the senior Assistant Secretary, present and able to act, may perform all the duties of the Secretary and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

                  SECTION 3.11 SUBORDINATE OFFICERS. The Trustees from time to time may appoint such other officers or agents as they may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Trustees may determine. The Trustees from time to time may delegate to one or more officers or committees of Trustees the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authorities and duties.

                  SECTION 3.12 SURETY BONDS. The Trustees may require any officer or agent of the Trust to execute a bond (including without limitation, any bond required by the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations of the Commission) to the Trust in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of his duties to the Trust including responsibility for negligence and for the accounting of any of the Trust's property, funds or securities that may come into his hands.

                  SECTION 3.13 REMOVAL. Any officer may be removed from office, with or without cause, whenever in the judgment of the Trustees the best interest of the Trust will be served thereby, by the vote of a majority of the Trustees given at any regular meeting or any special meeting of the Trustees. In addition, any officer or agent appointed in accordance with the provisions of
Section 3.11 hereof may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Trustees.

                  SECTION 3.14 REMUNERATION. The salaries or other compensation, if any, of the officers of the Trust shall be fixed from time to time by resolution of the Trustees.

                                   ARTICLE IV
                             SHAREHOLDERS' MEETINGS

                  SECTION 4.01 SPECIAL MEETINGS. A special meeting of the shareholders shall be called by the Secretary as provided in the Delcaration of Trust. If the Secretary, when so ordered or requested, refuses or neglects for more than 30 days to call such special meeting, the Trustees or the Shareholders so requesting may, in the name of the Secretary, call the meeting by giving notice thereof in the manner required when notice is given by the Secretary. If the meeting is a meeting of the Shareholders of one or more Series or classes of Shares, but not a meeting of all Shareholders of the Trust, then only special meetings of the Shareholders of such one or more Series or classes shall be called and only the shareholders of such one or more Series or classes shall be entitled to notice of and to vote at such meeting.

                  SECTION 4.02 NOTICES. Except as provided in Section 4.01, notices of any meeting of the Shareholders shall be given by the Secretary by delivering or mailing, postage prepaid, to each Shareholder entitled to vote at said meeting, written or printed notification of such meeting at least ten (10) days before the meeting, to such address as may be registered with the Trust by the Shareholder. Notice of any Shareholder meeting need not be given to any Shareholder if a written waiver of notice, executed before or after such meeting, is filed with the records of such meeting, or to any Shareholder who shall attend such meeting in person or by proxy. Notice of adjournment of a Shareholder's meeting to another time or place need not be given, if such time and place are announced at the meeting or reasonable notice is given to persons present at the meeting and the adjourned meeting is held within a reasonable time after the date set for the original meeting.

                  SECTION 4.03 VOTING - PROXIES. Subject to the provisions of the Declaration of Trust, shareholders entitled to vote may vote either in person or by proxy. A proxy shall be deemed signed if the Shareholder's name is placed on the proxy (by manual signature, typewriting, telegraphic transmission, facsimile, other electronic or computerized means or otherwise) by the Shareholder or the Shareholder's attorney-in-fact. Proxies may be given by any electronic or computerized or telecommunication device except as otherwise provided in the Declaration of Trust or determined by the Trustees. The placing of a Shareholder's name on a proxy instruction transmitted by telephone, computer, other electronic means or otherwise pursuant to procedures reasonably designed, as determined by the Trustees, to verify that such instructions have been authorized by the Shareholder shall constitute execution of the proxy by or on behalf of the Shareholder. Proxies shall be delivered to the Secretary of the Trust or other person responsible for recording the proceedings before being voted. A proxy with respect to shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives a specific written notice from any one of them. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting. A proxy purporting to be exercised by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden or proving invalidity shall rest on the challenger. At all meetings of the Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the Chairman of the meeting. Except as otherwise provided herein or in the Declaration of Trust, as these Bylaws or such Declaration of Trust may be amended or supplemented from time to time, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.

                  SECTION 4.04 PLACE OF MEETING. All special meetings of the Shareholders shall be held at the principal place of business of the Trust or at such other place in the United States as the Trustees may designate.

                  SECTION 4.05 ACTION WITHOUT A MEETING. Any action to be taken by Shareholders may be taken without a meeting if all Shareholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of meetings of Shareholders of the Trust. Such consent shall be treated for all purposes as a vote at a meeting of the Shareholders held at the principal place of business of the Trust.

                  SECTION 4.06 ABSTENTIONS AND BROKER NON-VOTES. (A) Shares that abstain or do not vote with respect to one or more of any proposals presented for Shareholder approval and (B) Shares held in "street name" as to which the broker or nominee with respect thereto indicates on the proxy that it does not have discretionary authority to vote with respect to a particular proposal will be counted as outstanding and entitled to vote for purposes of determining whether a quorum is present at a meeting, but will not be counted as Shares voted with respect to such proposal or proposals.

                                    ARTICLE V
                               TRUSTEES' MEETINGS

                  SECTION 5.01 SPECIAL MEETINGS. Special meetings of the Trustees may be called orally or in writing by the Chairman of the Board of Trustees or any two other Trustees.

                  SECTION 5.02 REGULAR MEETINGS. Regular meetings of the Trustees may be held at such places and at such times as the Trustees may from time to time determine; each Trustee present at such determination shall be deemed a party calling the meeting and no call or notice will be required to such Trustee provided that any Trustee who is absent when such determination is made shall be given notice of the determination by the Chairman or any two other Trustees, as provided for in Section 4.04 of the Declaration of Trust.

                  SECTION 5.03 QUORUM. A majority of the Trustees shall constitute a quorum for the transaction of business at any meeting and an action of a majority of the Trustees in attendance constituting a quorum shall constitute action of the Trustees.

                  SECTION 5.04 NOTICE. Except as otherwise provided, notice of any special meeting of the Trustees shall be given by the party calling the meeting to each of the Trustees, as provided for in Section 4.04 of the Declaration of Trust. A written notice may be mailed, postage prepaid, addressed to him at his address as registered on the books of the Trust or, if not so registered, at his last known address.

                  SECTION 5.05 PLACE OF MEETING. All special meetings of the Trustees shall be held at the principal place of business of the Trust or such other place as the Trustees may designate. Any meeting may adjourn to any place.

                  SECTION 5.06 SPECIAL ACTION. When all the Trustees shall be present at any meeting however called or wherever held, or shall assent to the holding of the meeting without notice, or shall sign a written assent thereto filed with the records of such meeting, the acts of such meeting shall be valid as if such meeting had been regularly held.

                  SECTION 5.07 ACTION BY CONSENT. Any action by the Trustees may be taken without a meeting if a written consent thereto is signed by a majority of the Trustees and filed with the records of the Trustees' meeting. Such consent shall be treated, for all purposes, as a vote at a meeting of the Trustees held at the principal place of business of the Trustees.

                  SECTION 5.08 PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE. Except when presence in person is required at a meeting under the 1940 Act or other applicable laws, Trustees may participate in a meeting of Trustees by conference telephone or similar communications equipment by means of which all persons participating in the meeting are able to hear each other, and such participation shall constitute presence in person at such meeting. Any meeting conducted by telephone shall be deemed to take place at and from the principal office of the Trust.

                                   ARTICLE VI
               FISCAL YEAR; REGISTERED OFFICE AND REGISTERED AGENT

                  SECTION 6.01 FISCAL YEAR. The fiscal year of the Trust and of each Series of the Trust shall end on December 31 of each year; provided that the last fiscal year of the Trust and each Series shall end on the date on which the Trust or each such Series is terminated, as applicable; and further provided that the Trustees by resolution and without a Shareholder vote may at any time change the fiscal year of the Trust and of any or all Series (and the Trust and each Series may have different fiscal years as determined by the Trustees).

                  SECTION 6.02 REGISTERED OFFICE AND REGISTERED AGENT. The initial registered office of the Trust in the State of Delaware shall be located at 1201 North Market Street, Wilmington, Delaware 19801. The registered agent of the Trust at such location shall be Delaware Corporation Organizers, Inc.; provided that the Trustees by resolution and without a Shareholder vote may at any time change the Trust's registered office or its registered agent, or both.

                                   ARTICLE VII
                               INSPECTION OF BOOKS

                  The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the Shareholders; and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees or by resolution of the Shareholders.

                                  ARTICLE VIII
                 INSURANCE OF OFFICERS, TRUSTEES, AND EMPLOYEES

                  The Trust may purchase and maintain insurance on behalf of any Covered Person (as defined in Section 10.02 of the Declaration of Trust) or employee of the Trust, including any Covered Person or employee of the Trust who is or was serving at the request of the Trust as a Trustee, officer or employee of a corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and claimed by him in any such capacity or arising out of his status as such, whether or not the Trustees would have the power to indemnify him against such liability.

                  The Trust may not acquire or obtain a contract for insurance that protects or purports to protect any Trustee or officer of the Trust against any liability to the Trust or its Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

                                   ARTICLE IX
                                      SEAL

                  The seal of the Trust shall be circular in form bearing the inscription:

                            "GLEN RAUCH FUNDS, 2000
                              THE STATE OF DELAWARE"